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[GRAPHIC OMITTED]
PPG INDUSTRIES                               PPG Industries, Inc.
                                             440 College Park Drive
                                             Monroeville, Pennsylvania 15146 USA
                                             Telephone (724) 325-5903
                                             Fax (724) 325-  5940
                                             elias@ppg.com

                                             RICHARD C. ELIAS
                                             Vice President, Optical Products




December 22,2004                                            UDC/PPG CONFIDENTIAL


Mr. Steven V. Abramson
President
Universal Display Corporation
375 Phillips Boulevard
Ewing, NJ 08618


RE: Fifth Amendment of the DEVELOPMENT AND LICENSE AGREEMENT which was entered into and effective October 1, 2000 by and between PPG INDUSTRIES, INC. ("PPG"), and UNIVERSAL DISPLAY CORPORATION ("UDC"), and previously amended March 2001, December 2002, January 2003 and April 2003 (as amended, the "Development & License Agreement").
         -----------------------------------------------------------------------

Dear Mr. Abramson:

The purpose of this letter is to amend the Development & License Agreement with regard to the notice period for non-renewal of the Initial Term or a Renewal Term and various matters regarding the Development Team and compensation, as set forth herein. It is the intention of the parties to negotiate and execute, on or before [The confidential material contained herein has been omitted and has been separately filed with the Commission.], an OLED Services Agreement for the period 2006 through [The confidential material contained herein has been omitted and has been separately filed with the Commission.], which will supercede both the Development & License Agreement and the Supply Agreement entered into by the parties effective as of October 1, 2000, as amended ("Supply Agreement"). The parties desire to amend the Development Agreement in order to provide additional time in which to negotiate the new OLED Services Agreement.

Therefore, intending to be legally bound, PPG and UDC hereby agree to this Fifth Amendment of the Development & License Agreement, effective on January 1, 2005. Except as expressly set forth herein, all capitalized terms have the meanings given in the Development & License Agreement. Except as expressly set forth herein, the Development & License Agreement shall remain unchanged and shall continue in full force and effect.

Steven V. Abramson, President                               UDC/PPG CONFIDENTIAL
Universal Display Corporation
December 22, 2004
Page 2

1. Article 3 of the Development & License Agreement is amended by adding a new Article 3.7, as follows:

         3.7 Notwithstanding anything to the contrary in this Agreement, for the period from January 1, 2005 through December 31, 2005:

                  3.7.1 The Development Team shall report to [The confidential material contained herein has been omitted and has been separately filed with the Commission.], who in turn shall report to the PPG Director, Optical Products R&D. PPG shall provide at least [The confidential material contained herein has been omitted and has been separately filed with the Commission.], but not more than [The confidential material contained herein has been omitted and has been separately filed with the Commission.], full-time chemists. PPG shall make available the part-time services of [The confidential material contained herein has been omitted and has been separately filed with the Commission.] and [The confidential material contained herein has been omitted and has been separately filed with the Commission.], subject to UDC's approval.

                  3.7.2 Upon 90 days' prior written notice from UDC, PPG shall reduce the Development Team staffing level from [The confidential material contained herein has been omitted and has been separately filed with the Commission.] to [The confidential material contained herein has been omitted and has been separately filed with the Commission.] full-time chemists, and all out-of-pocket severance costs of PPG related to such reduction and incurred in accordance with PPG's customary severance policies and procedures shall be for UDC's account. If this Agreement terminates on December 31, 2005 and is not renewed, all out-of-pocket severance costs of PPG related to such elimination of the Development Team and incurred in accordance with PPG's customary severance policies and procedures shall be for UDC's account, it being UDC's understanding that PPG currently estimates such costs to be approximately [The confidential material contained herein has been omitted and has been separately filed with the Commission.]. In all such cases, PPG shall use reasonable efforts [The confidential material contained herein has been omitted and has been separately filed with the Commission.] to minimize severance costs and, upon UDC's request, assist UDC in hiring such individuals as its own employees or consultants, and PPG hereby waives the application of Article 15.9 of the Development and License Agreement (Non-Solicitation) in relation to any such individuals so hired by UDC. Within 30 days after the date of a staff reduction, PPG shall provide UDC with an invoice for the out-of-pocket severance costs that were incurred by PPG related to such reduction, and UDC shall reimburse PPG, within 30 days of the date of the invoice, in cash, for all such costs.

Steven V. Abramson, President                               UDC/PPG CONFIDENTIAL
Universal Display Corporation
December 22, 2004
Page 3

2. Article 3A.3.2 of the Development Agreement is amended and restated as follows:

         3A.3.2 Notwithstanding anything to the contrary in this Agreement, for the period from January 1, 2005 through December 31, 2005, PPG shall invoice UDC for: (a) PPG's conversion costs to supply Primary Development Chemicals and Ancillary Development Chemicals to UDC for reactor and/or purification unit time as per Exhibit A of the Supply Agreement; (b) all analytical charges as customarily billed by the analytical department (excluding Development Team charges) to PPG's Optical Products business unit; and (c) in the event that PPG enters into an agreement with [The confidential material contained herein has been omitted and has been separately filed with the Commission.] for the supply of OLED materials to PPG which PPG converts into Development Chemicals supplied to UDC hereunder, and in lieu of invoicing UDC for such costs under Article 3A.3.1, PPG's out-of-pocket cost to purchase such OLED materials multiplied by [The confidential material contained herein has been omitted and has been separately filed with the Commission.]. PPG shall use reasonable efforts to minimize all of the costs and charges under (a) through (c) above without reducing the quality of services and materials provided to UDC. In addition, PPG shall provide UDC with such reports and other supporting documentation as UDC may reasonably request in connection with monitoring such costs and charges and PPG's efforts to reduce the same.

3. Article 3A.3.3 of the Development Agreement is amended and restated as follows:

         3A.3.3 (a) Costs set forth Article 3A.3.2(a) shall be reported to UDC monthly and invoiced quarterly within 15 days following the close of each calendar quarter, with payment due 15 days from the date of the invoice. The form of payment shall be 100% in cash, or at UDC's option, a combination of cash and stock calculated as follows: (a) the number of duly authorized, validly issued fully paid and non-assessable shares of UDC Common Stock as is the quotient of (i) an amount representing up to 50% of the invoice price divided by
(ii) the average closing price for UDC Common Stock, as set forth in the NASDAQ National market listing of The Wall Street Journal, for the 10 trading days prior to the close of that calendar quarter (the "Ten Day Average"); plus (ii) the difference between the invoice price and the amount set forth in (a)(i) above. Notwithstanding the foregoing, if the Ten Day Average is less than [The confidential material contained herein has been omitted and has been separately filed with the Commission.], then the form of payment shall be 100% in cash.

         (b) Costs set forth in Article 3A3.2(b) shall be invoiced quarterly within 15 days following the end of each calendar quarter with payment in cash due 30 days from the date of invoice.

Steven V. Abramson, President                               UDC/PPG CONFIDENTIAL
Universal Display Corporation
December 22, 2004
Page 4

         (c) Costs set forth in Article 3A.3.2(c) shall be invoiced quarterly within 15 days following the end of each calendar quarter with payment in cash due 30 days from the date of invoice.

         (d) Costs set forth in Articles 3A3.2(b) and (c) shall be combined by PPG on the same invoice.

4.       Article 10 of the Development Agreement is amended by adding a new
         Article 10.10, as follows:

         10.10 Notwithstanding anything to the contrary in this Agreement, for the period from January 1, 2005 through December 31, 2005:

                  10.10.1 The approved 2005 Development Team budget as agreed to by the parties is attached as Schedule 10.10.1. All work to be performed by [The confidential material contained herein has been omitted and has been separately filed with the Commission.]and [The confidential material contained herein has been omitted and has been separately filed with the Commission.] shall be approved in writing by UDC. The billing rates for services provided by these individuals shall be [The confidential material contained herein has been omitted and has been separately filed with the Commission.] and [The confidential material contained herein has been omitted and has been separately filed with the Commission.] per hour, respectively.

                  10.10.2 UDC shall pay for services performed under the approved Development Team budget for each calendar quarter at the following rate: 1) PPG Actual Expenses multiplied by[The confidential material contained herein has been omitted and has been separately filed with the Commission.] up to [The confidential material contained herein has been omitted and has been separately filed with the Commission.] and 2) for any Development Team cost exceeding [The confidential material contained herein has been omitted and has been separately filed with the Commission.] and approved by UDC, PPG Actual Expenses multiplied by [The confidential material contained herein has been omitted and has been separately filed with the Commission.]. Except as otherwise expressly set forth herein, PPG Actual Expenses for each calendar quarter shall be determined in a manner consistent with past practices under this Agreement. In addition, PPG shall provide UDC with such reports and other supporting documentation as UDC may reasonably request in connection with monitoring the PPG Actual Expenses for each calendar quarter.

                  10.10.3 Within 15 days following the close of each calendar quarter, PPG shall invoice UDC for the combined amounts set forth in Articles
10.10.1 and 10.10.2 above for that calendar quarter. Within 15 days following the date of the invoice, UDC shall deliver to PPG the number of duly authorized, validly issued fully paid and non-assessable shares of UDC Common Stock as is the quotient of (a) such combined amounts divided by (b) the Ten Day Average. In the event that the Ten Day Average is less than [The confidential material contained herein has been omitted and has been separately filed with the Commission.], then UDC shall deliver to PPG cash in an amount equal to the aggregate value of UDC Common Stock deliverable to PPG under the first sentence of this Article 10.10.3.

Steven V. Abramson, President                               UDC/PPG CONFIDENTIAL
Universal Display Corporation
December 22, 2004
Page 5

                  10.10.4 Notwithstanding anything in the Agreement to the contrary, no Warrants shall be issued for the services rendered by PPG during the period of January 1, 2005 through December 31, 2005.

5. Article 13.1 of the Development Agreement is amended and restated as follows:

                  13.1 The initial term (the "Initial Term") of this Agreement shall be from the Effective Date through December 31, 2005. Thereafter, the term of this Agreement shall be extended automatically for additional 12 month periods (each, a "Renewal Term") unless and until either party provides the other with at least 9 months' prior written notice that this Agreement shall expire at the end of the Initial Term or the upcoming Renewal Term, as applicable.

6. This Amendment takes effect only on the condition that the parties execute the First Amendment of the Supply Agreement of even date herewith.

7. To the extent of any inconsistency between the terms of the Development Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

If UDC agrees to the foregoing, please have its authorized representative execute the two enclosed originals of this Amendment and return one to me.

Very truly yours,

/s/ Richard C. Elias
--------------------------------
Richard C. Elias
On behalf of PPG Industries, Inc.

Steven V. Abramson, President                               UDC/PPG CONFIDENTIAL
Universal Display Corporation
December 22, 2004
Page 6

ACKNOWLEDGED AND AGREED TO:

On behalf of Universal Display Corporation


By:     /s/ Steven V. Abramson
        ----------------------------
Name:   Steven V. Abramson
Title:  President
Date:   Dec. 28, 2004